                                                                     EXHIBIT 4.8
                                                                  CONFORMED COPY



                                AMENDMENT NO. 5

          AMENDMENT NO. 5 (this "Agreement") dated as of May 27, 1997 among:
TERRA CAPITAL, INC., a Delaware corporation (the "Company"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP" and, together with the Company, the "Borrowers); each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") and issuing banks (the "Issuing Banks") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Agent").

          The Obligors, the Lenders, the Issuing Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 14, 1995 (as from time to time amended, the "Credit Agreement"). The Company has requested the Lenders to amend the Credit Agreement in certain respects, and the Lenders are willing to so amend the Credit Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 5, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the Agent's receipt of this Agreement, duly executed by each of the Obligors, the Required Lenders and the Agent, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. General. References in the Credit Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          B. Definitions. Section 1.01 of the Credit Agreement is amended by inserting the following definitions (or, in the case of any definition for a term that is defined in the Credit Agreement before giving effect to this Amendment No. 5, by amending and restating such definition to read as set forth below):

                                Amendment No. 5
                                ---------------

          "Acquired Debt" means, without duplication:

               (a) Debt of Subsidiaries of Terra acquired by Terra or any of its Subsidiaries after the Restatement Date;

               (b) Debt assumed by Terra (whether by operation of law or contract or otherwise) in connection with mergers by Terra after the Restatement Date consummated in accordance with Section
          5.02(d)(ii)(y); and

               (c) assumptions or Guarantees of other Acquired Debt by Terra or one of its Subsidiaries.

          "Blytheville Assets" means TI's Blytheville, Arkansas facility and related assets having (in the reasonable judgment of TI's Board of Directors) an aggregate fair market value not exceeding $5,000,000.

          "Farmland JV" means a joint venture (which may be structured as a partnership, limited liability company, corporation or other business form) between TI and Farmland Industries, Inc. (or one of its Affiliates), in which joint venture TI has at least a 50% ownership interest.

          "Guarantee" by any Person means any arrangement by which such Person incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person.

          "Outside Subsidiary" means any Subsidiary of Terra (other than Terra Capital Holdings or any of its Subsidiaries).

          "Permitted JV" means Britz LLC and Farmland JV.

          "Specified Acquisitions" means Investments (including, without limitation, Investments arising by reason of any merger or consolidation permitted under Sections 5.02(d)(i)(y) and 5.02(d)(ii)(y), but excluding
     (1) Investments contemplated by the Port Neal Transaction, (2) Terra Stock Repurchases, (3) the purchase, redemption or other acquisition of Senior Preference Units pursuant to the SPU Redemption and (4) capital contributions to Subsidiaries of Terra) consisting of acquisitions of ownership interests in one or more entities engaged in the same or allied line or lines of business as Terra and its Subsidiaries, taken as a whole. For purposes hereof, the amount of Specified Acquisitions made during any period shall include, without duplication, the aggregate amount of Investments in

                                Amendment No. 5
                                ---------------

     Permitted JVs (other than Investments referred to in clauses (xvi) and (xviii)(y) of Section 5.02(f)) made during such period and the aggregate amount of payments made during such period by Terra and its Subsidiaries in respect of the Obligations referred to in clauses (xv), (xvi), (xvii) and (xviii) of Section 5.02(b).

          "Specified Call Option" means a cash-settled call option with respect to a U.S. Stock Index, which call option (a) has an expiration date not later than March 31, 1998, (b) is entered into with a counterparty (or designated guarantor) having (at the time of acquisition thereof) senior, unsecured long-term debt rated at least BBB by Standard & Poor's and Baa2 by Moody's and (c) is documented under an agreement that permits close-out and netting of all call options thereunder.

          "U.S. Stock Index" means a nationally-recognized diversified index of equity securities (which may relate to a single industry) of companies that are predominantly domiciled or doing business in the United States.

          C. TNLP Advances. Section 2.01(b)(iv) of the Credit Agreement shall be amended to read as follows:

          "(iv) The proceeds of the TNLP Advances shall be used solely (A) for general corporate purposes of TNLP, including, without limitation, to finance its ongoing working capital needs and to refinance outstanding Debt and (B) to finance all or a portion of the SPU Redemption."

          D. Disposition Prepayment. Section 2.05(b)(i)(z) of the Credit Agreement shall be amended to read as follows:

          "(z) neither the transfer of the Blytheville Assets in accordance with
     Section 5.02(e)(xi) nor the Beaumont Disposition shall be deemed to be a Disposition for purposes of this clause (i)."

          E. Transactions with Affiliates. Section 5.01(m)(vii) of the Credit Agreement shall be amended to read as follows:

          "(vii) Investments in Permitted JVs to the extent permitted hereunder and general and administrative and purchasing services for Permitted JVs (including inventory purchasing arrangements, whether for inventory manufactured and/or produced by Terra or any of its Subsidiaries or purchased from third parties, vendors or suppliers and including leasing and subleasing of furnishings, fixtures and equipment)."

                                Amendment No. 5
                                ---------------

          F.  Debt.  Section 5.02(b) of the Credit Agreement shall be amended:

          (1)  by amending clause (xi) thereof to read as follows:

               "(xi) Acquired Debt in an aggregate principal amount not exceeding $50,000,000 at any one time outstanding;" and

          (2) by deleting the "and" at the end of clause (xvi) thereof, by substituting a semicolon for the period at the end of clause (xvii) thereof and by adding the following new clause (xviii) thereto:

               "(xviii) Debt of Terra to former shareholders of Huntting Elevator Company in an aggregate principal amount not exceeding $7,000,000."

          G. Mergers, Etc. Section 5.02(d) of the Credit Agreement shall be amended by redesignating clauses (ii) and (iii) as clauses (iii) and (iv), respectively, and by adding the following new clause (ii) thereto:

          "(ii) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (x) any Outside Subsidiary may be merged or consolidated with or into Terra (provided, that Terra shall be the continuing or surviving corporation) or any other wholly owned Outside Subsidiary of Terra and (y) Terra or any of its Outside Subsidiaries may merge or consolidate with any other Person (other than Terra Capital Holdings or any of its Subsidiaries); provided, that (1) in the case of a merger or consolidation of Terra, Terra is the continuing or surviving corporation, and (2) in any other case, the continuing or surviving corporation is a wholly owned Outside Subsidiary of Terra;"

          H. Sales, Etc., of Assets. Section 5.02(e) of the Credit Agreement shall be amended by deleting the "and" at the end of clause (viii) thereof, by substituting a semicolon for the period at the end of clause (ix) thereof and by adding the following new clauses (x) and (xi) thereto:

          "(x)   transfers of assets by Terra or one of the Outside
     Subsidiaries, directly or indirectly, to a wholly owned Subsidiary of Terra (a "Recipient") to the extent the consideration paid by such Recipient (if any) for all such assets does not exceed the fair market value of such property; and

                                Amendment No. 5
                                ---------------

     (xi) transfers by TI of the Blytheville Assets to Farmland JV in accordance with Section 5.02(f)(xviii)(x)."

          I. Investments. Section 5.02(f) of the Credit Agreement shall be amended:

          (1)  by amending clause (iv) thereof to read as follows:

               "(iv) Investments arising solely by reason of any merger or consolidation expressly permitted by Section 5.02(d)(i)(x) or 5.02(d)(ii)(x);" and

          (2) by deleting the "and" at the end of clause (xv) thereof, by substituting a semicolon for the period at the end of clause (xvi) thereof and by adding the following new clauses (xvii) and (xviii) thereto:

               "(xvii) the purchase and sale by Terra of one or more Specified Call Options (each relating to the same U.S. Stock Index and entered into with the same counterparty) having an aggregate net cost to Terra and its Subsidiaries of not more than $20,000,000, which purchases and sales when taken together are (in the reasonable determination of Terra) reasonably prudent investments to be made for an appropriate business purpose; and

               (xviii) Investments by TI in Farmland JV constituting (x) the acquisition of not less than 50% of the ownership interests of Farmland JV in exchange for the contribution of the Blytheville Assets to Farmland JV; and (y) loans and net capital contributions made by Terra or one or more of its Subsidiaries to Farmland JV from time to time, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding, to finance working capital needs of Farmland JV and the purchase by Farmland JV of furnishings, fixtures and equipment, real estate and/or equity interests in entities engaged in the same or allied lines of business."

          Section 3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders that:

          (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such

                                Amendment No. 5
                                ---------------
     representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          Section 4. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                                Amendment No. 5
                                ---------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              THE BORROWERS
                              -------------

                              TERRA CAPITAL, INC.



                              By  /s/ F. G. Meyer
                                --------------------------------
                                Title: Vice President

                              TERRA NITROGEN, LIMITED PARTNERSHIP

                                 By Terra Nitrogen Corporation, its General
                                    Partner


                                    By  /s/ Robert E. Thompson
                                      ---------------------------
                                      Title: Vice President


                              GUARANTORS
                              ----------

                              TERRA INDUSTRIES INC.



                              By  /s/ F. G. Meyer
                                --------------------------------
                                Title: Senior Vice President
                                          and C.F.O.


                              TERRA NITROGEN CORPORATION



                              By  /s/ Robert E. Thompson
                                --------------------------------
                                Title: Vice President





                                Amendment No. 5
                                ---------------

                              BEAUMONT METHANOL, LIMITED
                                PARTNERSHIP

                                 By Terra Methanol Corporation,
                                    its General Partner


                                    By  /s/ G. H. Valentine
                                      ---------------------------
                                      Title: Vice President

                              TERRA METHANOL CORPORATION


                              By  /s/ G. H. Valentine
                                --------------------------------
                                Title: Vice President


                              BMC HOLDINGS, INC.


                              By  /s/ G. H. Valentine
                                --------------------------------
                                Title: Vice President


                              TERRA CAPITAL HOLDINGS, INC.


                              By  /s/ F. G. Meyer
                                --------------------------------
                                Title: Vice President


                              THE AGENT
                              ---------

                              CITIBANK, N.A.



                              By  /s/ Judith Fishlow Minter
                                --------------------------------
                                Title: Attorney-in-Fact


                                Amendment No. 5
                                ---------------

  COMMITMENTS                 THE LENDERS
  -----------                 -----------

Terra Commitment              CITIBANK, N.A.
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ Judith Fishlow Minter
                                --------------------------------
                                Title:Attorney-in-Fact


Terra Commitment              THE CHASE MANHATTAN BANK
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ Peter M. Ling
                                ---------------------------------
                                Title: Vice President


Terra Commitment              ARAB BANKING CORPORATION
----------------
 $15,620,000.00

TNLP Commitment
---------------
 $ 1,100,000.00               By  /s/ Sheldon Tilney
                                ---------------------------------
                                Title: Deputy General Manager


Terra Commitment              BANK OF AMERICA ILLINOIS
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ M. H. Claggett
                                ---------------------------------
                                Title: Vice President


Terra Commitment              THE BANK OF NOVA SCOTIA
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ F. C. H. Ashby
                                --------------------------------
                                Title: Senior Manager Loan
                                         Operations

Terra Commitment              CAISSE NATIONAL DE CREDIT AGRICOLE
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ W. Leroy Startz
                                ---------------------------------
                                Title: First Vice President

                               Amendment No. 5
                               ---------------

Terra Commitment              COOPERATIEVE CENTRALE RAIFFEISEN-
----------------                BOERENLEEBANK, B.A. "RABOBANK
 $14,980,000.00                 NEDERLAND", NEW YORK BRANCH

TNLP Commitment
---------------
 $ 1,054,929.57
                              By  /s/ Dana W. Hemenway
                                ---------------------------------
                                Title: Vice President


                              By  /s/ Ian Reece
                                ---------------------------------
                                Title: Senior Credit Officer


Terra Commitment              CREDIT LYONNAIS CHICAGO BRANCH
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ Julie T. Kanak
                                ---------------------------------
                                Title: Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH


                              By  /s/ Julie T. Kanak
                                ---------------------------------
                                Title: Authorized Signature


Terra Commitment              DRESDNER BANK AG, CHICAGO AND GRAND
----------------                CAYMAN BRANCHES
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ Andrew P. Nesi
                                ---------------------------------
                                Title: Vice President


                              By  /s/ Felix K. Camacho
                                ---------------------------------
                                Title: Assistant Treasurer


Terra Commitment              FIRST BANK NATIONAL ASSOCIATION
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ John E. Besse
                                ---------------------------------
                                Title: Senior Vice President


                                Amendment No. 5
                                ---------------

Terra Commitment              THE FUJI BANK, LIMITED
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ Peter L. Chinnici
                                ---------------------------------
                                Title: Joint General Manager


Terra Commitment              MELLON BANK, N.A.
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ John K. Walsh
                                --------------------------------
                                Title: Vice President

Terra Commitment              NATIONSBANK OF TEXAS, N.A.
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By  /s/ Barry P. Sullivan
                                ---------------------------------
                                Title: Vice President


Terra Commitment              UNION BANK OF SWITZERLAND, NEW YORK
----------------                BRANCH
 $15,620,000.00

TNLP Commitment
---------------
 $ 1,100,000.00               By  /s/ Douglas Edwards
                                ---------------------------------
                                Title: Vice President


                              By  /s/ Mary V. Turnbach
                                ---------------------------------
                                Title: Assistant Treasurer


Terra Commitment              BOATMEN'S NATIONAL BANK
----------------
 $ 7,000,000.00

TNLP Commitment
---------------
 $   492,957.75               By  /s/ Barry P. Sullivan
                                ---------------------------------
                                Title: Vice President


Terra Commitment              BANQUE NATIONALE DE PARIS
----------------
 $ 5,000,000.00

TNLP Commitment
---------------
 $   352,112.68               By  /s/ Arnaud Collin du Bocage
                                ---------------------------------
                                Title: Executive Vice President
                                         and General Manager


                                Amendment No. 5
                                ---------------